LOAN AGREEMENT

This Loan Agreement (“Agreement”) is entered into on this day, October 27, 2025, by and between: Party One (Lender): Valencia Pena Alexander, the lender (hereinafter referred to as “Lender”), and Party Two (Company): Bravalo Corporation.

RECITALS

WHEREAS, the Lender agrees to provide financial assistance (the “Loan”) to the Company, and the Company agrees to accept such Loan under the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Loan Amount:

1.	1.1. The Lender agrees to provide the Company with a principal sum of $200,000.00 USD (Two Hundred Thousand dollars), denominated as the "Loan," subject to the stipulations set forth below.
2.	1.2. The Loan shall be non-interest-bearing and unsecured, unless otherwise agreed in writing by the parties.

2. Term of the Agreement:

2.1 This Agreement shall have a duration of five (5) years, commencing on the Effective Date and ending on October 26, 2030, unless extended in writing by mutual agreement of the parties.

2. Conditions:

2.1. Repayment to the Lender shall be sourced from the Company’s generated revenues, commencing once the Company attains significant income.

2.2. Maturity and Repayment. The Loan shall mature upon expiration of the term set forth in this Agreement, unless both Parties mutually agree in writing to extend such term. Upon maturity, if no extension is executed, the Company shall repay the outstanding Loan Amount to the Lender within ten (10) business days from the maturity date.

2.3. Early Repayment. The Company may, at its sole discretion and subject to its financial and economic capacity, prepay all or any portion of the outstanding Loan Amount prior to maturity, provided that such prepayment is agreed upon in writing by both Parties.

2.4. The Lender hereby agrees to loan the Loan Amount to the Company upon the Company’s demand. The Loan funds will be non-interest-bearing and unsecured.

2.5. Any additional financial support provided by the Lender to the Company after the execution of this Agreement will be governed by the same terms, unless otherwise explicitly agreed in writing.

3. Representations and Warranties:

The Company represents and warrants to the Lender as follows:

3.1. The Company possesses full authority and capacity to execute, deliver, and fulfill this Agreement.

3.2. The execution, delivery, and performance of this Agreement have been duly authorized by the Company.

3.3. The execution, delivery, and performance of this Agreement neither violates nor conflicts with any applicable law, regulation, order, or any other requirements set forth by any government or organization.

3.4. This Agreement constitutes a legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. Covenants:

Unless the Lender explicitly consents in writing, the Company shall undertake the following covenants:

4.1. The Company shall maintain its legal existence and good standing in accordance with the laws of its state of formation.

4.2. The Company shall acquire, maintain, and renew all necessary rights, licenses, permits, and approvals required to fulfill its obligations under this Agreement.

4.3. The Company shall comply with all applicable laws and regulations.

4.4. The Company shall not make or permit any material changes to its business without prior written consent.

4.5. The Company shall not create, incur, assume, or become liable for any other form of indebtedness, directly or indirectly.

5. Events of Default; Rights and Remedies on Default: The occurrence of any of the following events shall constitute an "Event of Default":

5.1. Failure to Pay: The Company fails to pay any obligation on its due date, and such failure continues for a period of five (5) business days following Company's knowledge thereof or receipt of written notice from the Lender.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties on the date set forth at the beginning.

LENDER:	COMPANY: Bravalo Corporation

By: /s/ Valencia Pena Alexander	By:/s/ Valencia Pena Alexander
Valencia Pena Alexander	Valencia Pena Alexander
Individual	Title: President, Director, CEO, Treasurer, and Secretary